Exhibit (q)(v)

CULLEN FUNDS TRUST

(a Delaware Statutory Trust)

POWER OF ATTORNEY

I, the undersigned, hereby constitute and appoint James P. Cullen as my true and lawful attorney-in-fact and agent with full power of substitution and resubstitution for such attorney-in-fact in such attorney-in-fact's name, place and stead, to sign any and all registration statements or other filings made with the Securities and Exchange Commission ("SEC") or any state regulatory agency or authority that are applicable to Cullen Funds Trust ("Trust") and capable of being signed by power of attorney under applicable law, rule and regulation, and any amendments or supplements thereto, and withdrawals thereof, and to file the same, with all exhibits thereto and other documents in connection therewith, with the SEC or any state regulatory agency or authority, as appropriate, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as I might or could do in person in my capacity as a Trustee of the Trust, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned has signed his name hereto as of the 17th day of October, 2016.

NAME	TITLE

/s/ Walter H. Forman
Walter H. Forman	Trustee